UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 19, 2008

OKLAHOMA GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 19, 2008, OGE Energy Corp., the parent company of Oklahoma Gas and Electric Company (the “Company”), issued a press release announcing that OGE Energy’s Board of Directors appointed a new director, Mr. Wayne Brunetti. Mr. Brunetti was elected to a term expiring at OGE Energy’s 2009 Annual Meeting of Shareowners, at which time he is expected to be nominated for approval by OGE Energy’s shareowners. Mr. Brunetti has not yet been named to any committees of the Board. Mr. Brunetti, 65, brings nearly 40 years of energy and utility industry experience to the Company’s board, having begun his career at Florida Power & Light in 1964. More recently, Mr. Brunetti served until his retirement in 2005 as chairman of Xcel Energy, which provides electricity and natural gas services in eight Western and Midwestern states. Prior to his role as Xcel Energy’s chairman, Mr. Brunetti served as Xcel Energy’s chairman, president and chief executive officer. Mr. Brunetti also served as chairman, president and chief executive officer of Xcel Energy’s various predecessor companies, including New Century Energies, Public Service Company of Colorado and Southwestern Public Service Company. For further information, see the attached press release which is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated August 19, 2008, announcing OGE Energy
Corp. names former Xcel Energy Chairman Wayne Brunetti
to Board of Directors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller, Chief Accounting Officer
and Interim Chief Financial Officer

August 25, 2008

Exhibit 99.01

OGE Energy Corp. names former Xcel Energy Chairman Wayne Brunetti to Board of Directors

OKLAHOMA CITY -- OGE Energy Corp. (NYSE: OGE) today announced that former Xcel Energy chairman and CEO Wayne Brunetti has been elected to serve on the OGE Energy Board of Directors.

Brunetti, 65, brings nearly 40 years of energy and utility industry experience to the company’s board, having begun his career at Florida Power & Light in 1964. More recently, he served until his retirement in 2005 as chairman of Xcel Energy, which provides electricity and natural gas services in eight Western and Midwestern states. Prior to his role as Xcel’s chairman, he served as the company’s chairman, president and CEO. Brunetti also served as chairman, president and CEO of Xcel’s various predecessor companies, including New Century Energies, Public Service Company of Colorado and Southwestern Public Service Company.

In addition to his corporate leadership, Brunetti was active in a variety of energy industry leadership roles including chairman of the Edison Electric Institute, the utility industry’s national trade association. He also was appointed to the National Petroleum Council, an advisory body to the U.S. Department of Energy, and served as chairman of the Colorado Association of Commerce and Industry.

“We are very pleased to have Wayne join our Board of Directors,” said Pete Delaney, chairman, president and CEO of OGE Energy. “His energy industry and utility leadership experience will be of tremendous value as we strive to create greater value for our customers and shareowners.”

Brunetti will stand for election to a full term on the OGE board at the company’s May 2009 annual meeting. With Brunetti’s addition, the OGE board membership will increase to 10 directors.

OGE Energy is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with more than 765,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex LLC, a midstream natural gas pipeline business with principal operations in Oklahoma.